Exhibit 23.4
Consent of Netherland, Sewell & Associates, Inc.
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Noble Energy, Inc. of our report dated January 23, 2009 which report appears in the December 31, 2008 annual report on Form 10-K of Noble Energy, Inc., and to the reference to our firm under the heading “Experts” in this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY D. SIMMONS
	Name:	Danny D. Simmons
	Title:	Executive Vice President

Houston, Texas
February 18, 2009